Exhibit 4.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NO TRANSFER OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Warrant No. -	Issue Date: August 3, 2005

WARRANT TO PURCHASE COMMON STOCK

OF

WORLDGATE COMMMUNICATIONS, INC.

This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged,                       (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from WorldGate Communications, Inc., a Delaware corporation (the “Company”),                              validly issued, fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock of the Company, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein, at a purchase price equal to $4.12 per share (the “Exercise Price”), subject to adjustment as provided herein.

The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1.                                       Term of Warrant.  Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time from and after the date hereof and through 5:00 P.M. (United States Eastern Time) on the sixtieth Trading Day (as defined in the Securities Purchase Agreement, dated as of August 3, 2005, among WorldGate Communications, Inc. and the investors identified on the signature pages thereto (the “Securities Purchase Agreement”)) following the Effective Date (as defined in the Purchase Agreement) (the “Exercise Period”).

2.                                       Exercise of Warrant.

(a)                                  This Warrant may be exercised by the Holder, in whole or in part, by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder and delivered to the Company during the Exercise Period and (ii) the delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise.  The Exercise Price shall be payable in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers’ check in lawful money of the United States of America.

(b)                                 The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as provided herein.  A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within five days thereafter.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.  Notwithstanding the foregoing, if the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefore do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the Holder is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Company shall cause its transfer agent to promptly electronically transmit the Warrant Shares issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”).  If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver as provided above to the Holder physical certificates representing the Warrant Shares issuable upon conversion.  Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Warrant Shares issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(c)                                  Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Notice of Exercise hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Notice of Exercise is permitted under this paragraph. By written notice to the Company, the Holder may waive the provisions of this Section but any such waiver will not be effective until the 61st day after such notice is delivered to the Company.

3.                                       No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value multiplied by such fraction or, at the Company’s option, round such fractional share to the nearest whole share.  The fair market value shall be determined by the Company’s Board of Directors.

4.                                       Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.                                       Rights of Stockholders.  Subject to the provisions of Sections 6 and 8 hereof, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

6.                                       Adjustments.

(a)                                  Adjustment for Stock Splits and Combinations.  If the Company shall effect a subdivision of the outstanding shares of the Company’s Common Stock, then the Exercise Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon any exercise of such warrant shall be proportionally increased, and conversely, if the Company combines the outstanding shares of the Company’s Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before the combination shall be proportionately increased and the number of shares of Common Stock issuable upon any exercise of such warrant shall be proportionally decreased.

(b)                                 Adjustment for Certain Dividends and Distributions.  If the Company makes or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event (i) the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant at such time shall be increased as of the time of such issuance, or in the event such record date is fixed, as of the close of business on such record date, by multiplying the number of shares issuable upon any exercise of this Warrant by a fraction (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price and the number of shares of Common Stock issuable upon any exercise of this Warrant shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this section as of the time of actual payment of such dividends or distributions.

(c)                                  Adjustments for Other Dividends and Distributions.  In the event the Company at any time prior to exercise of this Warrant shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than Common Stock for which an adjustment is made pursuant to Section 6(a), Section 6(b) or Section 6(d) hereof) or in cash or other property, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 6 with respect to the rights of the Holder.

(d)                                 Reorganizations, Mergers, Consolidations or Transfers of Assets.  If at any time or from time to time there is a capital reorganization of the Common Stock or other securities that will be issuable upon exercise of this Warrant, or a merger, consolidation or binding share exchange of the Company with or into another entity, or the transfer of all or substantially all of the Company’s properties and assets to any other entity, then, as a part of such capital reorganization, merger, consolidation, exchange or transfer, provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities, cash or property to which a holder of the number of shares of Common Stock or other securities otherwise deliverable upon exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, exchange or transfer in respect of such Common Stock or other securities.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 to the end that the provisions of this Section 6 (including adjustment of the then in effect Exercise Price and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable.  Upon the consummation of such capital reorganization, merger, consolidation, exchange or transfer, the successor (if other than the Company) resulting from such transaction or the entity acquiring such assets or other appropriate entity shall assume, by written instrument, the obligation to deliver to Holder such securities, cash or other property as, in accordance with the foregoing provisions, Holder may be entitled to purchase pursuant to this Warrant.

(e)                                  Certificate of Adjustment.  Upon the occurrence of each adjustment or readjustment pursuant to this Section 6 of the Exercise Price, the number of Warrant Shares or other securities issuable upon exercise of this Warrant, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a certificate setting forth (i) the Exercise Price then in effect and (ii) the number of Warrant Shares and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

(f)                                    In case:

(i)                                     the Company shall declare a dividend or other distribution on its Common Stock;

(ii)                                  the Company or any of its subsidiaries shall make a tender offer for the Common Stock;

(iii)                               the Company shall authorize the granting to holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class;

(iv)                              of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(v)                                 of the voluntary of involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holder of this Warrant, at least ten days prior written notice stating (A) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants is to be determined, (B) the date on which a record shall be taken for determining rights to vote, if any, in respect of the matters referred to in clauses (i) through (v), and (C) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

7.                                       Transfers.

(a)                                  The Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and any other applicable securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act and any other applicable securities laws.  Notwithstanding the foregoing, no opinion of counsel shall be required for a transfer by a holder of Warrant Shares (1) which is a corporation to an affiliate of such corporation, (2) which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or (3) which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member; provided that in each case the transferee in each case executes the Assignment Form attached hereto.

(b)                                 In addition, the Holder shall not assign, pledge, hypothecate, sell or otherwise transfer this Warrant (other than to an affiliate of the Holder) without the prior written consent of the Company, which consent will not be unreasonably withheld, delayed or conditioned.

8.                                       Covenants of the Company.  The Company hereby covenants and agrees that:

(a)                                  during the term of this Warrant, the Company will reserve a sufficient number of shares of authorized and unissued Common Stock to provide for the issuance of Common Stock, which shares shall be duly authorized, fully paid and non-assessable, upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant;

(b)                                 the Company will not, by amendment of its Certificate of Incorporation or through reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms.

(c)                                  all shares that may be issued upon the exercise of this Warrant, upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein); and

(d)                                 issuance of this Warrant by the Company shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant

9.                                       Notices.  Any notice or other communication to the Company or to Holder regarding the Warrant shall be in writing and shall be deemed duly given or made when hand delivered, when delivered by overnight courier or three business days after mailed by registered or certified mail, return receipt requested, postage prepaid and, if to the Company, to the Company’s office at 3190 Tremont Avenue, Trevose, PA 19053, or such other address as the Company may designate by notice to Holder and, if to Holder, to:                                                   , or such other address as Holder may designate by prior written notice to the Company.

10.                                 Amendments.  Neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

11.                                 Governing Law.  This Warrant shall be governed in all respects by the internal laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

12.                                 Successors and Assigns.  This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and assigns.

IN WITNESS WHEREOF, WORLDGATE COMMUNICATIONS, INC. has caused this Warrant to be executed by its authorized officer.

WORLDGATE COMMMUNICATIONS, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

To:  WORLDGATE COMMMUNICATIONS, INC.

(1)                                  The undersigned hereby elects to purchase                        shares of Common Stock of WorldGate Communications, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)                                  Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(3)                                  Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

No of
Name of Assignee	Address	Shares

and does hereby irrevocably constitute and appoint as Attorney                               to make such transfer on the books of WORLDGATE COMMUNICATIONS, INC., maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature of Holder

Signature of Assignee